EXHIBIT (a)(1)(v)

Forms of Confirmation E-mail/Letter to Employees who Elect to Participate in the Option Exchange Program

Sample Confirmation – Declined Offer

From:	optionexchange@IDT.com
Sent:
To:	[Participant]
Subject: Confirmation of Election

Date

Dear [Participant]

We show that you have elected not to tender one or more of your Eligible Options pursuant to the IDT’s Tender Offer.

Original Grant Date	Expiration Date	Option Number	Exercise Price Per Share	Eligible Options Vested	Eligible Options Outstanding	Replacement Options (3 to 1)	Amend Entire Eligible Portion?
		1	$			0	N
		2	$			0	N
		3	$			0	N

We want to make sure that you understand that you decline the replacement of the non-tendered options.

If the above is not your intent, we encourage you to log back into the Tender Offer website to change your election on or prior to 9:00 P.M. Pacific Daylight Time, October 30, 2009. To access the Tender Offer website, click the following hyperlink:

https://IDT.equitybenefits.com

Log into the Tender Offer website using your Employee ID and Password.

Should you have any questions, please feel free to email: optionexchange@idt.com.

Sample Confirmation – Accepted Offer

From: optionexchange@IDT.com
Sent:
To:	[Participant]
Subject: Confirmation of Election

Date

Dear [Participant]

Your IDT Stock Options Tender Offer election has been recorded as follows:

Original Grant Date	Expiration Date	Option Number	Exercise Price Per Share	Eligible Options Vested	Eligible Options Outstanding	Replacement Options (3 to 1)	Amend Entire Eligible Portion?
		1	$				Y
		2	$				Y
		3	$				Y

If the above is not your intent, we encourage you to log back into the Tender Offer website to change your election on or prior to 9:00 P.M. Pacific Daylight Time, October 30, 2009. To access the Tender Offer website, click the following hyperlink:

https://IDT.equitybenefits.com

Log into the Tender Offer website using your Employee ID and Password.

Should you have any questions, please feel free to email: optionexchange@idt.com.

2